EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

      In connection with the Quarterly Report of Ryder System, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Tracy A. Leinbach, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350 that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Tracy A. Leinbach Tracy A. Leinbach Executive Vice President and Chief Financial Officer November 7, 2003

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